Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) has been prepared based on the historical audited  consolidated financial statements of Coeur Mining, Inc., a Delaware corporation (“Coeur”) and SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“SilverCrest”), as indicated below, after giving effect to the acquisition by Coeur of all of the issued and outstanding common shares of SilverCrest (the “Arrangement”) and is intended to provide information about how the Arrangement might have affected Coeur’s historical financial statements.

The unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Statement of Operations”) for the year ended December 31, 2024, combines the historical audited consolidated statements of operations of Coeur for the corresponding periods, with the respective historical audited consolidated income statements of SilverCrest, as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) as of December 31, 2024, combines the historical audited consolidated balance sheet of Coeur and the historical audited consolidated statement of financial position of SilverCrest each as of December 31, 2024, as if the Arrangement had occurred on December 31, 2024.

The Unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Financial Information;
•	the historical audited consolidated financial statements of Coeur for the year ended December 31, 2024, included in Coeur’s annual report on Form 10-K, filed with the SEC on February 19, 2025;
•	the historical audited consolidated financial statements of SilverCrest for the year ended December 31, 2024, included as Exhibit 99.2; and
•	other information relating to Coeur and SilverCrest contained in or incorporated by reference into this document.

The Unaudited Pro Forma Financial Information is presented using the acquisition method of accounting, as further described in Note 1, with Coeur as the acquirer of SilverCrest. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of SilverCrest based on their respective fair market values with any excess purchase price allocated to goodwill.

The Unaudited Pro Forma Financial Information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the Unaudited Pro Forma Financial Information. The information has been adjusted to include estimated Arrangement accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.

The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company. The Unaudited Pro Forma Financial Information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement and, accordingly, do not attempt to predict or suggest future results.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2024

	Historical Coeur	Reclassified Historical SilverCrest (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
In thousands, except share data ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,087	$153,417	$—		$—		$208,504
Receivables	29,930	19,843	—		—		49,773
Inventory	78,617	63,195	—		78,688	5(b)	220,500
Ore on leach pads	92,724	—	—		—		92,724
Bullion	—	39,992	—		—		39,992
Prepaid expenses and other	16,741	7,973	—		—		24,714
	273,099	284,420	—		78,688		636,207
NON-CURRENT ASSETS
Property, plant and equipment and mining properties, net	1,817,616	261,862	(5,341)	4(a)(b)	752,983	5(c)	2,827,120
Goodwill	—	—	—		570,101	5(g)	570,101
Ore on leach pads	106,670	—	—		—		106,670
Restricted assets	8,512	—	—		—		8,512
Receivables	19,583	7,350	—		—		26,933
Other	76,267	5,965	—		—		82,232
TOTAL ASSETS	$2,301,747	$559,597	$(5,341)		$1,401,772		$4,257,775
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$125,877	$4,896	$—		$—		$130,773
Accrued liabilities and other	156,609	55,067	—		18,915	5(a)(d)(e)	230,591
Debt	31,380	341	—		—		31,721
Reclamation	16,954	—	—		—		16,954
	330,820	60,304	—		18,915		410,039
NON-CURRENT LIABILITIES
Debt	558,678	548	—		—		559,226
Reclamation	243,538	5,015	3,825	4(b)	—		252,378
Deferred tax liabilities	7,258	6,314	(2,958)	4(a)(c)	278,703	5(e)	289,317
Other long-term liabilities	38,201	—	590	4(c)	—		38,791
	847,675	11,877	1,457		278,703		1,139,712
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share	3,992	—	—		242	5(f)	4,234
Additional paid-in capital	4,181,521	433,983	—		1,156,530	5(f)	5,772,034
Currency translation adjustment	—	(3,538)	—		3,538	5(f)	—
Accumulated other comprehensive income (loss)	—	—	—		—		—
Accumulated deficit	(3,062,261)	56,971	(6,798)		(56,156)	5(f)	(3,068,244)
	1,123,252	487,416	(6,798)		1,104,154		2,708,024

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,301,747	$559,597	$(5,341)		$1,401,772		$4,257,775

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024

In thousands	Historical Coeur	Reclassified Historical SilverCrest (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
Revenue	$1,054,006	$301,928	$—		$—		$1,355,934
COSTS AND EXPENSES
Costs applicable to sales(1)	606,192	93,398	187	4(c)	78,688	5(b)	778,465
Amortization	124,974	36,729	5,428	4(a)(b)	98,356	5(c)	265,487
General and administrative	47,727	15,266	—		—		62,993
Exploration	59,658	1,609	—		—		61,267
Pre-development, reclamation, and other	51,273	7,343	531	4(b)	5,983	5(a)	65,130
Total costs and expenses	889,824	154,345	6,146		183,027		1,233,342
Income (loss) from operations	164,182						122,592
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	417	—	—		—		417
Fair value adjustments, net	—	(6,902)	—		—		(6,902)
Interest expense, net of capitalized interest	(51,276)	(671)	—		—		(51,947)
Other, net	13,027	3,308	—		—		16,335
Total other income (expense), net	(37,832)	(4,265)	—		—		(42,097)
Income (loss) before income and mining taxes	126,350	143,318	(6,146)		(183,027)		80,495
Income and mining tax (expense) benefit	(67,450)	(73,982)	1,783	4(a)(b)(c)	46,110	5(e)	(93,539)
NET INCOME (LOSS)	$58,900	$69,336	$(4,363)		$(136,917)		$(13,044)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedges	(18,507)	—	—		—		(18,507)
Reclassification adjustments for realized (gain) loss on cash flow hedges	17,176	—	—		—		17,176
Other comprehensive income (loss)	(1,331)	—	—		—		(1,331)
COMPREHENSIVE INCOME (LOSS)	$57,569	$69,336	$(4,363)		$(136,917)		$(14,375)

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$0.15					5(h)	$(0.02)

Diluted	$0.15					5(h)	$(0.02)

1. Description of the Transaction

On October 3, 2024, Coeur, SilverCrest, 1504648 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), Coeur Rochester, Inc., a Delaware corporation, and Compañía Minera La Llamarada, S.A. de C.V., a company existing under the laws of Mexico, agreed to the Arrangement. On February 14, 2025 (the “Closing Date”), pursuant to the terms and conditions set forth in the Arrangement Agreement, Coeur (through the Canadian Sub) acquired all of the issued and outstanding common shares of SilverCrest (each, a “SilverCrest Common Share”) pursuant to a Plan of Arrangement with SilverCrest becoming a wholly-owned subsidiary of Coeur. In connection with the closing of the Arrangement, Coeur issued 239,331,799 shares of Coeur common stock, par value $0.01 per share (“Coeur common stock”).

2. Basis of Presentation

The accompanying Unaudited Pro Forma Financial Information presents the Unaudited Pro Forma Statements of Operations and Unaudited Pro Forma Balance Sheet of Coeur prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Coeur and SilverCrest prepare their consolidated financial statements on the basis of a fiscal year ended December 31, 2024. The unaudited pro forma statements of operations were prepared using:

•	the historical audited consolidated statement of operations of Coeur for the year ended December 31, 2024; and
•	the historical audited consolidated statement of earnings of SilverCrest for the year ended December 31, 2024

The historical audited consolidated financial statements of Coeur are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The historical audited consolidated financial statements of SilverCrest are prepared in accordance with IFRS as issued by the IASB are reported in U.S. dollars.

The unaudited pro forma statements of operations and the Unaudited Pro Forma Balance Sheet give effect to the Arrangement as if it had occurred on January 1, 2024, and December 31, 2024, respectively.

The Arrangement will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Arrangement. As of the date of this filing, Coeur has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of SilverCrest’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price.

Material adjustments have been made to reflect SilverCrest’s historical audited consolidated financial statements on a U.S. GAAP basis for purposes of Unaudited Pro Forma Financial Information and to align SilverCrest’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. As of the date of this filing, Coeur has not identified all adjustments necessary to convert SilverCrest’s historical audited financial statements prepared in accordance with IFRS to U.S. GAAP and to conform SilverCrest’s accounting policies to Coeur’s accounting policies.

A final determination of the fair value of SilverCrest’s assets and liabilities, including property, plant and mine development, will be based on the actual property, plant and mine development of SilverCrest that exist as of the closing date of the Arrangement. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Financial Information presented herein. Coeur has estimated the fair value of SilverCrest’s assets and liabilities based on discussions with SilverCrest’s management, preliminary valuation studies, due diligence and information presented in SilverCrest’s filings with the Canadian securities authorities.

A final determination of fair value of SilverCrest’s assets and liabilities has not been finalized as of the date of filing. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Purchase Consideration

On the Closing Date, pursuant to the terms and conditions set forth in the Arrangement Agreement, Coeur (through the Canadian Sub) acquired all of the SilverCrest Common Share pursuant to a Plan of Arrangement with SilverCrest becoming a wholly-owned subsidiary of Coeur.

At the effective time of the Arrangement (the “Effective Time”), among other things:

•    each SilverCrest shareholder received 1.6022 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Coeur (the “Coeur Common Stock”), in exchange for each SilverCrest Common Share they held; and

•     each option to purchase SilverCrest Common Shares (a “SilverCrest Option”) outstanding immediately prior to the Effective Time was exchanged for an option to acquire shares of Coeur Common Stock (a “Coeur Option”), exercisable to purchase from Coeur the number of shares of Coeur Common Stock equal to the product of (1) the number of SilverCrest Common Shares subject to the SilverCrest Option immediately before the Effective Time multiplied by (2) the Exchange Ratio (rounded down to the nearest whole number of shares of Coeur Common Stock).

The total purchase consideration of approximately $1,518 million was determined as of the acquisition and is further discussed in the following table

(in thousands, except for share and per share data)	Shares	Per Share	Preliminary Purchase Consideration
Shares of Coeur exchanged for SilverCrest issued and outstanding common shares	239,331,799	$6.61	$1,581,983
Fair value of replacement stock-based compensation awarded [1]			8,772
Fair value of Coeur payable to SilverCrest repurchased			(72,311)
Total Preliminary Purchase Consideration			$1,518,444

1 - Represents 3.3 million shares of Coeur Options granted as replacement awards for SilverCrest Options that are fully vested and are exercisable at acquisition date.

Preliminary Purchase Price Allocation

The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed of SilverCrest for the purposes of the Unaudited Pro Forma Financial Information as if the Arrangement had occurred on December 31, 2024:

(in thousands)
Preliminary Purchase Price Allocation
Cash and Cash equivalents	$153,417
Receivables	19,843
Inventory	141,883
Bullion	39,992
Prepaid expenses and other	7,973
Property, plant and equipment and mining properties, net	1,009,504
Goodwill	570,101
Receivables	7,350
Other	5,965
Total Assets	1,956,028
Accounts payable	4,896
Accrued liabilities and other	67,999
Debt	889
Reclamation	8,840
Deferred tax liabilities	282,059
Other long-term liabilities	590
Total liabilities	365,273
Less: Coeur payable repurchased	(72,311)
Total Preliminary Purchase Consideration	$1,518,444

The Goodwill balance is comprised of amounts attributable to the assembled workforce, potential strategic and financial benefits, including the financial flexibility to execute capital priorities, and new book to tax basis differences of assets acquired and liabilities assumed.

3. SilverCrest Historical Financial Statements

SilverCrest’s historical audited consolidated financial statements as described above and are presented under IFRS and are in U.S. dollars. The historical balances reflect certain reclassifications of SilverCrest’s consolidated income statements and consolidated statement of financial position categories to conform to Coeur’s presentation in its consolidated statement of operations and consolidated balance sheet. In addition, material adjustments have been made to align SilverCrest’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the Unaudited Pro Forma Financial Information of the combined group. The reclassifications identified and presented in the Unaudited Pro Forma Financial Information are based on discussions with SilverCrest’s management, due diligence and information presented in SilverCrest’s filings with Canadian securities authorities.

The reclassifications are summarized below:

Balance Sheet as of December 31, 2024
SilverCrest Financial Statement Line	SilverCrest Historical Amount	Reclassification	Notes	SilverCrest Historical Reclassified Amount	Coeur Financial Statement Line
(in thousands)
Assets
Current Assets
Cash and cash equivalents	$153,417	$—		$153,417	Cash and cash equivalents
Bullion	39,992	—		39,992	Bullion
Trade and other receivables	2,512	17,331	1	19,843	Receivables
Value-added tax receivables	17,331	(17,331)	1
Inventories	63,195	—		63,195	Inventory
Prepaid expenses and other	7,973	—		7,973	Other
Non-current assets
Mineral properties, plant and equipment	261,862	—		261,862	Property, plant and equipment and mining properties, net
Long-term value-added tax receivables	7,350	—		7,350	Receivables
Prepaids and other long-term assets	5,965	—		5,965	Other
Total Assets	$559,597	$—		$559,597
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$26,411	$(21,515)	2	$4,896	Accounts payable
		55,067	2,3,4	55,067	Accrued liabilities and other
Tax liabilities	25,030	(25,030)	3	—
Derivative liabilities	8,522	(8,522)	4	—
Lease obligations	341	—		341	Debt
Non-current liabilities
Long-term lease obligations	548	—		548	Debt
Deferred tax liabilities	6,314	—		6,314	Deferred tax liabilities
Reclamation provision	5,015	—		5,015	Reclamation
Total Liabilities	$72,181	$—		$72,181
Equity				—
Issued capital	$427,001	$6,982	5	$433,983	Additional paid-in capital
Share option reserve	6,982	(6,982)	5
Currency translation reserve	(3,538)	—		(3,538)	Currency translation adjustment
Retained earnings	56,971	—		56,971	Accumulated deficit
Total equity	$487,416	$—		$487,416

1 - Represents a reclassification of SilverCrest value-added tax receivables, historically included in Value-added tax receivables, to Receivables at Coeur.
2 - Represents a reclassification of SilverCrest employee-related benefit and accrued operating liabilities, historically included in Accounts payable and accrued liabilities, to Accrued liabilities and other at Coeur.
3 - Represents a reclassification of SilverCrest tax liabilities, historically included in Tax liabilities, to Accrued liabilities and other at Coeur.
4 - Represents a reclassification of SilverCrest derivative liabilities, historically included in Derivative liabilities, to Accrued liabilities and other at Coeur.
5 - Represents a reclassification of SilverCrest option share reserve, historically included in Share option reserve, to Additional paid-in capital at Coeur.

Income Statement for the year ended December 31, 2024
SilverCrest Financial Statement Line	Historical SilverCrest	Reclassifications	Notes	Reclassified Historical SilverCrest	Coeur Financial Statement Line
(in thousands)
Revenue	$301,928	$—		$301,928	Revenue
Cost of sales
Production costs	(87,508)	(5,890)	1,2,9	(93,398)	Cost applicable to sales
Depreciation	(36,576)	(153)	2	(36,729)	Amortization
Government royalties	(1,372)	1,372	1	—
General and administrative expenses	(19,978)	4,712	2	(15,266)	General and administrative
Exploration and project expenses	(1,609)	—		(1,609)	Exploration
		(7,343)	3,8	(7,343)	Pre-development, reclamation, and other
Foreign exchange losses	(3,554)	3,554	4	—
		(6,902)	5,6	(6,902)	Fair value adjustments, net
Transaction costs	(6,737)	6,737	8	—
Interest income	6,917	(6,917)	7	—
Interest and finance expense	(1,229)	558	3	(671)	Interest expense, net of capitalized interest
Other expense	(6,964)	10,272	4,5,6,7	3,308	Other, net
Earnings before income taxes	143,318	—		143,318	Income (loss) before income and mining taxes
Income tax expense	(73,982)	—		(73,982)	Income and mining tax (expense) benefit
Net earnings	$69,336	$—		$69,336	NET INCOME (LOSS)

1 - Represents a reclassification of SilverCrest royalties, historically included in Government royalties, to Cost applicable to sales at Coeur.
2 - Represents a reclassification of SilverCrest operational site support and depreciation expense, historically included in General and administrative expense, to Cost of sales and Amortization at Coeur.
3 - Represents a reclassification of SilverCrest accretion expense, historically included in Interest and finance expense, to Pre-development, reclamation, and other at Coeur.
4 - Represents a reclassification of SilverCrest foreign exchange losses, historically included in Foreign exchange loss, to Other, net at Coeur.
5 - Represents a reclassification of SilverCrest derivative gains (losses), historically included in Other expense, to Fair value adjustments, net at Coeur.
6 - Represents a reclassification of SilverCrest bullion gains (losses), historically included in Other expense, to Fair value adjustments, net at Coeur.
7 - Represents a reclassification of SilverCrest interest income, historically included in Interest income, to Other, net at Coeur.
8 - Represents a reclassification of SilverCrest Transaction costs, historically included in Pre-development, reclamation, and other at Coeur.
9 - Represents a reclassification of SilverCrest non-operating site costs, historically included in General and administrative expense, to Pre-development, reclamation, and other at Coeur.

4. IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments

IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect SilverCrest’s historical audited consolidated income statements and consolidated statement of financial position on a U.S. GAAP basis for the purposes of the Unaudited Pro Forma Financial Information. In addition, material adjustments have also been made to align SilverCrest’s significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.

(a)	Depreciation and amortization

Under U.S. GAAP, Coeur’s accounting policy amortizes certain mine development costs using the units-of-production method over the estimated life of the ore body, generally based on recoverable ounces to be mined from proven and probable reserves.

Under IFRS, SilverCrest includes estimated recoverable ounces using the mineable tonnes extracted from the mine in the period as a percentage of the total mineable tonnes to be extracted in current and future periods based on mineral reserves.

The following table reflect the impacts of converting the calculation of depletion on a units-of-production method from mineable tonnes to recoverable ounces:

(in thousands)	As of December 31, 2024	For the year ended December 31, 2024
Condensed Balance Sheet
Decrease to property, plant and equipment and mine development, net	$(9,166)
Decrease to deferred tax liabilities	$(2,750)
Condensed Statements of Operations
Increase to amortization		$4,791
Increase to income and mining tax benefit (expense)		$1,437

(b)	Reclamation and remediation liabilities

Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

The following table reflects the impacts of changes made to the reclamations and remediation liabilities:

(in thousands)	As of December 31, 2024	For the year ended December 31, 2024
Condensed Balance Sheet
Increase to property, plant and equipment and mine development, net	$3,825
Increase to reclamation liabilities	$3,825
Condensed Statements of Operations
Increase to amortization		$638
Increase to Pre-development, reclamation and other		$531
Increase to income and mining tax benefit (expense)		$412

(c)	Employee-related benefits

Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.

Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.

The following table reflects the accrual of employee severance for, as well as the impact of, revaluation of the accrual for the periods presented:

(in thousands)	As of December 31, 2024	For the year ended December 31, 2024
Condensed Balance Sheet
Increase to employee-related benefits	$590
Decrease to deferred tax liabilities	$(208)
Condensed Statements of Operations
Increase to costs applicable to sales		$187
Decrease to income and mining tax benefit (expense)		$(66)

5. Arrangement Accounting Adjustments

The following adjustments have been made to the Unaudited Pro Forma Financial Information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the Unaudited Pro Forma Financial Information of the combined group. At this time, Coeur is not aware of any additional arrangement-related adjustments that would have a material impact on the Unaudited Pro Forma Financial Information that are not reflected or disclosed in the pro forma adjustments.

(a)	Arrangement costs and other one-time charges

The increase in Pre-development, reclamation, and other of $6.0 million for the year ended December 31, 2024 and the corresponding increase in Accrued liabilities and other of $6.0 million, of which $14.5 million relates to financial advisory services fees, reflects the adjustment to recognize transaction costs and other non-recurring charges expected to be incurred in connection with the Arrangement. For the year ended December 31, 2024, $8.5 million and $6.7 million were recognized in Pre-development, reclamation, and other and Transaction costs by Coeur and SilverCrest within their historical financial information, respectively, relating to transaction costs and non-recurring charges incurred.

(b)	Inventories

The adjustment to increase in Inventories by $78.7 million reflects the adjustments to step up the pro forma balance for SilverCrest’s finished goods, work-in-process and stockpile inventory to estimated fair value as of December 31, 2024. The fair value was determined based on estimated selling price of the inventory, less the remaining processing and selling costs and a normal profit margin on those processing and selling efforts. As a result of the increase, there was an increase to Costs applicable to sales of $78.7 million for the year ended December 31, 2024.

(c)	Property, plant and equipment and mine development, net

The adjustment to increase Property, plant and equipment and mine development, net by $753.0 million reflects the fair value estimate of property, plant, and equipment and mine development as of December 31, 2024, and the related increase to Amortization of $98.4 million for the year ended December 31, 2024.

(d)	Share-based compensation

The adjustment for the settlement of certain outstanding share-based compensation awards prior to the close of the Arrangement.

(e)	Income taxes

Deferred income taxes have been recognized based on pro forma IFRS to U.S. GAAP accounting, policy alignment, and fair value adjustments to identifiable assets acquired and liabilities assumed of SilverCrest using the statutory tax rate on a jurisdictional basis. The $278.7 million and $18.9 million increase in Deferred tax liabilities and Accrued liabilities and other, respectively, reflects the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed, and have been recognized as part of the Goodwill.

The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

(f)	SilverCrest shareholders’ equity

The adjustment reflects the elimination of $480.6 million of SilverCrest’s shareholders’ equity, which represents the historical book value of SilverCrest’s net assets including IFRS to U.S. GAAP and accounting policy adjustments of $(6.8) million, as a result of the application of purchase price accounting. The adjustment reflects an increase of $0.2 million and $1,582.0 million to Common stock and Additional paid-in capital, respectively, to reflect the issuance of 239.3 million shares of Coeur common stock with a par value of $0.01 per share to satisfy the issuance of 1.6022 shares of Coeur common stock for each SilverCrest common shares outstanding pursuant to the Arrangement Agreement, assuming a closing price of Coeur common stock on February 14, 2025 of $6.61 per share.

The table below reflects elimination of SilverCrest’s shareholders’ equity after adjustments for IFRS to U.S. GAAP differences and purchase price accounting and other pro forma adjustments as of December 31, 2024:

(in thousands)	Reclassified Historical SilverCrest	IFRS to U.S. GAAP and Accounting Policy Adjustments	Arrangement Accounting Adjustments	Equity Adjustments	Notes	Pro Forma
Common stock	$—	$—	$—	$242	1	$242
Additional paid-in capital	433,983	—	—	1,156,530	2	1,590,513
Current translation adjustments	(3,538)	—	—	3,538	3	—
Retained earnings (accumulated deficit)	56,971	(6,798)	(5,983)	(50,173)	4	(5,983)
Total SilverCrest Equity	$487,416	$(6,798)	$(5,983)	$1,110,137		$1,584,772
1 - Represents issuance of 239.3 million shares of Coeur common stock with a par value of $0.01 per share in exchange of 149.4 million shares of SilverCrest outstanding and 3.3 million shares of Coeur common stock as replacement stock-based compensation awarded.
2 - Represents adjustments to Additional paid-in capital, to record issuance of 239.3 million shares for $1,581.8 million,calculated by deducting the $0.2 million included in Common stock from the common stock portion of the purchase price consideration of $1,582.0 million and 3.3 million shares valued at $8.8 million for replacement stock-based compensation awarded
3 - Represents adjustment to write-off SilverCrest’s historical Current translation adjustments.
4 - Represents adjustments to write-off SilverCrest’s historical Retained earnings of $57.0 million, net of $(6.8) million of IFRS to U.S. GAAP and accounting policy adjustments. The remaining $(6.0) million represents transaction costs, as discussed in Note 5(a).

(g)	Goodwill

Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of SilverCrest. The fair value of assets acquired and liabilities assumed is preliminary and will be finalized upon completion of the Arrangement. Based on the preliminary purchase price allocation, Coeur has recognized $570.1 million of Goodwill. This amount may increase or decrease based on the final purchase price allocation. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.

(h)	Earnings per share

The pro forma combined diluted earnings per share presented below reflects the adjustment to weighted average number of shares outstanding based on 1.6022 shares of Coeur common stock for each SilverCrest share outstanding of 149.4 million as of December 31, 2024 as follows:

(in thousands, except per share	For the year ended December 31, 2024
Pro forma net income (loss) from continuing operations attributable to Coeur stockholders	$(13,044)
Pro forma basic weighted average Coeur shares outstanding[1]	631,041
Pro forma basic earnings (loss) per share	$(0.02)
Pro forma diluted weighted average Coeur shares outstanding[1,2]	640,093
Pro forma diluted earnings (loss) per share	$(0.02)

1 - For the year ended December 31, 2024, basic and diluted weighted average shares outstanding of 631.0 million and 640.1 million, respectively, is comprised of 391.7 million and 397.4 million basic and diluted shares, respectively, of Coeur common shares and 239.3 million shares of Coeur common shares to be exchanged for 149.4 million shares of issued and outstanding SilverCrest shares of common stock as of December 31, 2024.
2 - Dilutive shares include of 3.3 million shares of Coeur options granted as replacement awards for SilverCrest Options that are fully vested and are exercisable at acquisition date were included in the computation of diluted earnings per share for the year ended December 31, 2024.